EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

RULE 13a-14(b) OR 15d-14(b) AND

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of United States Antimony Corporation (the “Company”) for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gary C. Evans, Co-Chief Executive Officer and Chairman of the Board of the Company, Lloyd Joseph Bardswich, Co-Chief Executive Officer and Director of the Company, and Richard R. Isaak, SVP and Chief Financial Officer of the Company, each certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 12, 2024

/s/ Gary C. Evans
Gary C. Evans
Co-Chief Executive Officer and Chairman of the Board

Date: April 12, 2024

/s/ Lloyd Joseph Bardswich
Lloyd Joseph Bardswich
Co-Chief Executive Officer and Director

Date: April 12, 2024

/s/ Richard R. Isaak
Richard R. Isaak
SVP, Chief Financial Officer